                                  ------------
                                  CONFIDENTIAL
                                  ------------

                                  Exhibit 10.7

              [Portions of this Exhibit have been omitted pursuant
                    to a Request for Confidential Treatment]

Brackets [ ]" ARE USED TO INDICATE WHERE A PORTION OF THIS EXHIBIT HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. A COMPLETE COPY OF THIS EXHIBIT, CONTAINING ALL OF THE OMITTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH THE REQUEST FOR CONFIDENTIAL TREATMENT.

                                    EXCLUSIVE

                         CUSTOM MANUFACTURING AGREEMENT

      This Exclusive Custom Manufacturing Agreement ("Agreement") is made effective this _____ day of January, 2005, by and between [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* ("Contractor") and Pacifichealth Laboratories, a Delaware corporation with its principal offices at 100 Matawan Road, Suite 420, Matawan, NJ 07747-3913 ("PHL").

1. PRODUCTS. This Agreement is for the processing, manufacturing, and packaging on an exclusive basis of nutritional supplements and other items, as more particularly identified in Exhibit A ("Products") by PHL, according to the formulas, specifications and procedures set forth in Exhibit B, as such formulas, specifications and procedures may be amended from time to time by PHL (the "Specifications"). Products may be added to Exhibit A by the mutual agreement of the parties. Products shall be distributed by PHL under labels, trademarks and trade names designated by PHL.

2. TERM; TERMINATION. This Agreement shall be effective as of the date first written above and shall continue for a period of one (1) year without interruption, and thereafter shall continue year to year thereafter unless terminated by either party on ninety (90) days written notice to the other party. This Agreement may be terminated by either party at any time during the term and any extension thereof for a material breach of this Agreement by the other party, such termination to be effective immediately upon delivery to the defaulting party specifying the nature of such breach and defaulting party's failure to remedy the breach within ten (10) days of its receipt.

3. PRICES. Products shall be purchased from Contractor at the prices set forth in Exhibit A, as the same may be modified annually by the mutual agreement of the parties. In the event the parties are unable to agree on a proposed revision of the price for a particular Product, then the price of such Product shall be extended and such

                                  ------------
                                  CONFIDENTIAL
                                  ------------

Product may be removed from this Agreement by PHL pursuant to paragraph 1 or by Contractor upon at least sixty (60) days advance written notice to PHL.

4. PURCHASE ORDER,PRODUCT SCHEDULEING. Contractor agrees to sell, and PHL agrees to purchase the quantity specified in each Purchase Order. It is agreed that a variation of plus or minus ten (10%) from the Purchase Order quantity may be invoiced and will be accepted by PHL based upon the actual production run amount. Lead times are approximately six (6) weeks from receipt of a complete Purchase Order to date of shipment and will be no greater than eight (8) weeks; however, lead times may drop to four (4) weeks for emergency shipments or during periods of high demand. PHL may notify or cancel an unproduced but scheduled Purchase Order at any time up to ten (10) days prior to scheduled production date without incurring additional charges. In the event Contractor is unable to certify that it will produce the requirements of a Purchase Order with a lead time of eight (8) weeks or less, PHL may have the requirements under such Purchaser Order manufactured elsewhere. Should PHL cancel or delay any Purchase Order accepted by Contractor, then PHL is responsible for any and all "special ingredients" (i.e. ingredients or packaging used exclusively in PHL products) purchased by Supplier for the production of a canceled or delayed Purchase Order, provided such special ingredients cannot be used by Contractor to fulfill other Purchase Orders placed by PHL. If PHL does not place other Purchase Orders that would give Contractor the opportunity to use such special ingredients within a reasonable time then Contractor shall, at PHL's option and expense, dispose of special ingredients or ship the special ingredients as requested by PHL. . Purchase orders will be placed in quantities not less than 8,000 lbs. per formulation (blend).

5. PAYMENT TERMS. [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* PHL shall pay invoices within [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* days after bill of lading date.

6. QUANTITY. Contractor shall process, manufacture, accurately weigh, package, palletize, warehouse and load PHL Products and supply quantities of Products specified by PHL on dates as PHL shall direct. All finished product shall at all times be kept free and clear from all encumbrances.

7. PHL TO FURNISH. (a) Packaging Materials: PHL shall provide labels and coupons necessary for packing Products covered by the Agreement. PHL shall deliver, or cause to be delivered, only such quantities of these items as are mutually agreed upon by the parties, based upon Contractor's storage capacity and PHL's product needs. (b) Art Work and Design: PHL, at its expense, agrees to provide art work, printing plates and design work which is necessary to produce labeling components for Products during the term of this Agreement. PHL shall furnish and Contractor shall use PHL's batch or date codes, which codes shall be printed or embossed on all packages of the Products in accordance with PHL's standard practice. (c) Equipment: PHL may furnish certain items of equipment, to be mutually agreed upon by the parties, for use by Contractor in the manufacture of Products. Said items of equipment supplied by PHL shall at all times be designated and labeled as PHL's property, shall be used only for the manufacture of PHL's Products and no other products, and shall be promptly returned to PHL upon request. A list of the equipment provided by PHL is attached to this Agreement as Exhibit C.

8. CONTRACTOR TO FURNISH. (a) Raw Materials: Contractor shall provide all raw materials and packaging materials not covered in paragraph 7 necessary for the

                                  ------------
                                  CONFIDENTIAL
                                  ------------

manufacture of the Products. (b) Labor and Maintenance: Contractor shall provide all necessary labor, administrative, quality control, maintenance and supervisory staff necessary to fulfill its obligations under this Agreement. (c)
Equipment: Contractor shall furnish all equipment necessary to manufacture Products except those items of equipment supplied by PHL, as set forth in the preceding paragraph. (d) Packaging Materials: Contractor shall provide all packaging materials not specified in paragraph 7, to include master shipping cartons, inside cartons, and master shipping labels necessary for packing
Products covered by this Agreement . Upon termination of this agreement or discontinuance of a sku, PHL shall be responsible to purchase any unique ingredients in Contractor's possession provided quantities on hand do not exceed a six (6) month supply based on prior orders.

9. PRODUCTION AND QUALITY CONTROL. Contractor shall produce all Products manufactured pursuant to this Agreement according to the Specifications and in compliance with all federal, state and local laws. Contractor shall send production samples to PHL at PHL's expense for examination and testing to assure conformity with the Specifications. If examination of such samples reveals that the production in question fails to conform to the Specifications or the "Pure Food Guaranty" set forth below, Contractor shall dispose of such production in a manner agreed to by both parties. Any lot of Products (i.e., an entire days production, including rework and secondary products from the sampled lot) tested for the presence of pathogens shall be withheld from shipment until acceptable laboratory results are obtained. PHL may, during normal business hours and on notice, have access to Contractor's plant and production records and quality control records with respect to Contractor's performance under this Agreement.

10. CONTAMINATION & GUARANTEE. Contractor warrants and guarantees that all Products produced or delivered to PHL are of merchantable quality, pure and free from defects and at the time of shipment are (a) in compliance with the laws, rules, regulations, requirements and various programs administered pursuant to the Wholesome Meat and Poultry Products Acts or the Federal Food, Drug and Cosmetic Act, as applicable, and any other applicable federal, state or local food and drug law then in effect; and (b) wholesome, not adulterated or misbranded within the meaning of the Wholesome Meat and Poultry Products Acts or the Federal Food, Drug and Cosmetic Act, as applicable, and otherwise in compliance with all applicable federal, state and local laws.

11. INSURANCE. Contractor shall maintain and keep in force adequate fire and extended coverage insurance covering the selling of all finished product, and the replacement value of all equipment, packaging materials and ingredients supplied by PHL. This insurance shall include "all risk" coverage for PHL's packaging materials and finished product. Contractor further agrees to carry Workers Compensation insurance as required by the laws of the State of Wisconsin. Contractor also agrees to carry commercial general liability insurance with minimum limits of $500,000 for each occurrence, including coverage for products liability and operations liability with a $1,000,000 umbrella as supplementary protection. These policies shall be with carriers with a B or better rating through Bests Cumulative Rating. PHL acknowledges that Contractor is self-insured on matters of this type and such self-insurance satisfies the requirements set forth herein.

12. PRODUCT RECALL. In the event that it is deemed necessary or appropriate by PHL, either in response to government action or otherwise, to recall any Products produced by Contractor pursuant to this Agreement due to Contractor's negligence, Contractor agrees to be responsible for all costs of such recall and recovery.

                                  ------------
                                  CONFIDENTIAL
                                  ------------

13. PROPRIETARY AND TRADEMARK RIGHTS. Contractor hereby recognizes PHL as owner or licensee of its trademarks and labeling used on packaging and Contractor shall not acquire any rights, title or interest to trademarks or other label features owned or licensed by PHL and applied to the containers of Products pursuant to this Agreement. Contractor shall not sell to any person other than PHL or persons designated by PHL any of the Products produced under this Agreement.

Any manufacturing processes or procedures, and ideas relating thereto, arising from Contractor's efforts in connection with this Agreement shall be the property of Contractor; provided that if PHL, or a independent consultant acting on behalf of PHL, substantially participates in the development of such process, procedure or idea, then PHL shall have a non-exclusive right to use such development. Any develop or idea relating to the formulations and specifications of the Products developed during the performance of this Agreement shall be owned by PHL.

14. CONFIDENTIALITY. The parties recognize the secret and proprietary nature of certain information shared with each other, including without limitation product formulas, specifications, and procedures, product volume and cost information, product destinations and customers, and processing and manufacturing information ("Confidential Information"). The disclosing party shall endeavor to mark all written disclosures of its own confidential information as "CONFIDENTIAL" and the receiving party shall mark as "CONFIDENTIAL" any writings made by it that contain any of the disclosing party's confidential information; provided, that the failure of any such written disclosure or writing to be so marked shall not affect the confidentiality of such information.

Both parties shall keep Confidential Information received from the other party strictly confidential and shall not use, except as expressly provided for in this Agreement, or disclose to others such Confidential Information.

The secrecy obligations herein shall cease to apply to Confidential Information after the earliest date on which the receiving party provides the disclosing party with written evidence clearly establishing that such Confidential
Information: (a) has become generally known to the public in the U.S.A. through no fault of the receiving party; or (b) was known to the receiving party and its value appreciated before it was obtained from the disclosing party; or (c) has been disclosed to the receiving party free of any obligation of confidentiality by a third party who has the right to disclose the same and who did not derive the information from the disclosing party. The secrecy obligations contained herein shall survive the expiration or termination of this Agreement.

The parties each acknowledge that the Confidential Information which they receive from the other is the property of the disclosing party, and the receiving party has no claim of ownership to the Confidential Information of the other party. At the written request of the disclosing party, the receiving party shall promptly return to the disclosing party any documents provided by the disclosing party containing any Confidential Information, and the receiving party shall segregate in a separate file or destroy any documents generated by the receiving party which contain Confidential Information of the disclosing party.

15. FORCE MAJEURE. Neither party shall be liable for damages due to failure to perform any obligation under this Agreement if such failure is due to strike or other labor difficulties, breakdown or damage to plant facilities, acts of war, civil commotions, acts of any government or governmental authority, interference in telephone or electronic communications, fire, flood, windstorms, or other acts of God,

                                  ------------
                                  CONFIDENTIAL
                                  ------------

or any cause of a like or different kind beyond the reasonable control of such party. If, however, any failure to perform which is otherwise excusable under this provision continues for more than ten (10) days, then the other party shall be entitled to terminate this Agreement at any time during such continuing failure to perform by giving the nonperforming party written notice of such termination.

16.  POST-TERMINATION.  Upon  termination  of  this  Agreement  for  any  reason
Contractor agrees to promptly ship to PHL, at PHL's expense, all unused PHL-owned materials and all PHL-owned equipment. PHL agrees to purchase from Contractor all finished goods which Contractor has manufactured in accordance with PHL's orders and specifications, at prices set forth herein, and similarly all authorized work then in process upon its completion. Contractor hereby agrees that upon termination of this Agreement, it shall immediately discontinue any and all uses of PHL's trademarks, trade names and artwork and shall promptly return any and all items upon which PHL's trademarks or trade names appear to PHL.

17. TRANSPORTATION AND PALLET EXCHANGE. Contractor shall properly palletize Product per PHL's pallet pattern specifications. PHL shall be responsible for selecting carriers for transporting of finished products and supplies. Pallets shall be billed as a separate line item to PHL.

18. NOTICES. All notices, requests and demands to or upon either party shall be in writing and shall be deemed given: (a) upon delivery by hand; (b) one business day after being sent by overnight courier; (c) three business days after being deposited in the United States mail, postage prepaid; or (d) upon transmission by facsimile, with confirmation. Such communications shall be addressed to the parties as follows, or to such other address as either party may designate in a notice to the other party:

[REDACTED -       [REDACTED - CONFIDENTIAL
CONFIDENTIAL      TREATMENT REQUESTED]*
TREATMENT
REQUESTED]*:
(Contractor)

Pacific HealthLabs:    Pacifichealth Laboratories, Inc.
(PHL)                  100 Matawan Road, Suite 420,
                       Matawan, NJ 07747-3913
                       Attention: Chief Financial Officer
                       Facsimile no.: (732) 739-4360
                       cc: Gary A. Miller, Fax 215-851-8383

19. GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Wisconsin, U.S.A. without regard to conflict of laws principles.

20. ALTERNATIVE DISPUTE RESOLUTION. Except with respect to injunctive relief as provided in paragraph 15., the parties agree to explore the use of mediation and arbitration to resolve any claim or dispute between the parties arising out of or relating to this Agreement; provided, however, this paragraph 23. shall not obligate either party to submit any such claim or dispute to mediation or arbitration.

                                  ------------
                                  CONFIDENTIAL
                                  ------------

21. JURISDICTION AND VENUE. PHL consents to the personal jurisdiction and venue of the Federal and State Courts of the State of Wisconsin, U.S.A. with respect to any matter arising from the breach or performance of this Agreement..

22. MISCELLANEOUS. (a) Independent Contractor: It is specifically understood and agreed that in the performance of this Agreement and for all other purposes [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* is an independent contractor and not the agent of PHL. (b) Entire Agreement: Except for any executed secrecy agreement between the parties, this Agreement constitutes the entire agreement between Contractor and PHL and supersedes any prior or contemporaneous oral or written agreement or understanding between the parties with respect to the subject matter hereof. Any Custom Manufacturing Agreement between the parties relating to the Products in effect on the effective date of this Agreement shall be deemed amended and restated in its entirety by this Agreement. (c) Amendment:
This Agreement may be amended or supplemented only in a writing signed by authorized representatives of both parties, and not by any course of dealing or prior performance. (d) Waiver: The failure of either party to enforce at any time any of the provisions of this Agreement, or to exercise any right which is herein provided, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way affect the validity of this Agreement or any part thereof, or the right of either party to thereafter enforce each and every such provision. No waiver shall be valid unless in a writing signed by the waiving party and then only to the extent specified. (e) Remedies: In the event of a default by the other party, each party shall have the right to pursue any and all remedies available at law or in equity, including without limitation any remedies granted such party by this Agreement. The pursuit of any one or more remedies shall not foreclose the pursuit of any other remedies which may be available and the remedies shall be considered cumulative and not exclusive. (f)
Exhibits: All Exhibits attached hereto are expressly made a part of this Agreement. (g) Severability: If any term or provision of this Agreement is held to be illegal or in conflict with any federal, state or local law or regulation, the validity of the remainder of this Agreement shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular term or provision held to be invalid.
(h) Counterparts: This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one document.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the date first above written.

[REDACTED - CONFIDENTIAL                PACIFICHEALTH LABORATORIES, INC.
TREATMENT REQUESTED]*                               (PHL)
    (Contractor)


By: ___________________________         By: _______________________________

Its: __________________________         Its: ______________________________

                                  ------------
                                  CONFIDENTIAL
                                  ------------

                                    EXHIBIT A

                               PRODUCTS AND PRICES

PRODUCT:                       DESCRIPTION:                                           PRICE:
AC07BR06             77400-Accelerade, BR, 28 servs             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
AC07BRLS06           77450-Accelerade, BR, 56 servs             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
AC07FP006            77300-Accelerade, FP, 28 servs             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
AC07FPLS006          77350-Accelerade, FP, 56 servs             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
AC07LL06             77200-Accelerade, LL, 28 servs             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
AC07LLLS006          77250-Accelerade, LL, 56 servs             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
AC07MSBR06           77420-Accelerade, BR, 12 servs             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
AC07MSFP06           77320-Accelerade, FP, 12 servs             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
AC07MSLL06           77220-Accelerade, LL, 12 servs             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
AC07MSTO06           77120-Accelerade, TO, 12 servs             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
AC07SSLL200          77896-Accelerade SS Packets-LL             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
AC07TO06             77100-Accelerade, TO, 28 servs             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
AC07TOLS006          77150-Accelerade, TO, 56 servs             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
AC07TOSS200          77895-Accelerade SS Packets-TO             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
CD12CH006            79500-Countdown, CH, 14-servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
CD12LSCH006          79550-Countdown, CH, 28-servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
CD12LSVN006          79650-Countdown, VN, 28-servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
CD12VN006            79600-Countdown, VN, 14-servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
EN050006             71700-EnduroxR4, FP, 14 servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
EN05CH006            72500-EnduroxR4, CH, 14 servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
EN05CHLS06           72550-EnduroxR4, CH, 28 servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
EN05LL006            72100-EnduroxR4, LL, 14 servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
EN05LLLS06           72150-EnduroxR4, LL, 28 servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
EN05LS06             71900-EnduroxR4, FP, 28 servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
EN05SP200FP          71898-Single Serve 100pc. FP               [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
EN05SP200TO          71899-Single Serve 100pc. TO               [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
EN05T006             71800-EnduroxR4, TO, 14 servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
EN05TOLS06           71950-EnduroxR4, TO, 28 servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
EN05VN006            72600-EnduroxR4, VN, 14 servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
EN05VNLS06           72650-EnduroxR4, VN, 28 servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
MA14FP006            73300-MuscleAde, FP, 28 servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
MA14LL006            73200-MuscleAde, LL, 28 servs,             [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*
NT15CH006            74500-NTS Protein, CH, 15 servs            [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*

                                  ------------
                                  CONFIDENTIAL
                                  ------------

                                    EXHIBIT B

                                 SPECIFICATIONS

Products shall be processed, manufactured and packaged in accordance with the attached "PHL and [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* Safety and Quality Requirements," subject to additional modification from time to time by mutual agreement.

Formulas, specifications and procedures for particular Products are attached.

                                  ------------
                                  CONFIDENTIAL
                                  ------------

                                    EXHIBIT C
                           CUSTOMER SUPPLIED MATERIALS

            All labels, carton, pouch film, and all printed material

                                  ------------
                                  CONFIDENTIAL
                                  ------------

                                    EXHIBIT D

                                    EQUIPMENT

                                      NONE